EXHIBIT INDEX

Exhibit
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Description                                                             Number

8(b) Amendment dated September 13, 1996 between Registrant and Brown Brothers Harriman & Co.



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     BROWN BROTHERS HARRIMAN & CO.

     AMENDMENT TO THE CUSTODIAN AGREEMENT

         AMENDMENT entered into as of this 13th day of September, 1996 to the Custodian Agreement among PANORAMA TRUST (the "Fund") and each of the Funds listed in Appendix B (collectively the "Funds," individually a "Fund"), and BROWN BROTHERS HARRIMAN & CO. (the "Custodian") dated as of September 15, 1995 as amended (the "Agreement"). In consideration of the Custodian's offering sub-custodial services to the Funds in Russia, the Funds and the Custodian agree that the Agreement is hereby amended as follows:

     1 . Section 2. 1, Safekeeping, is amended by the addition of the following phrase at the end of said ------------- ----------- Section:

             "provided,   however,  that  the  Custodian's   responsibility  for
             safekeeping equity securities of Russian issuers ("Russian Equities") hereunder shall be limited to the safekeeping of relevant share extracts from the share registration books maintained by the entities providing share registration services to issuers of Russian Equities (each a "Registrar") indicating an investor's ownership of such securities (each a "Share Extract")."

     2. Section 2.3, Registration, is amended by the addition of the following at the end of said Section:

         "However, with respect to Russian Equities, the Custodian shall instruct a Sub-custodian to endeavor to assure that registration thereof shall be reflected on the books of the issuer's Registrar, subject to the following conditions, but shall in no event be liable for losses or costs incurred as a result of delays or failures in the registration process, including without limitation the inability to obtain or enforce relevant Share Extracts. Such registration may be in the name of a nominee of a Sub-custodian. In the event registration is in the name of a Fund, such Fund hereby acknowledges that only the Custodian or Sub-custodian may give instructions to the Registrar to transfer or engage in other transactions involving the Russian Equities so registered.

                A Sub-custodian may from time to time enter into contracts with Registrars with respect to the registration of Russian Equities ("Registrar Contracts"). Such Registrar Contracts may provide for (i) regular share confirmations by the Sub-custodian, (ii) reregistrations within set timeframes, (iii) use of a Sub-custodian's nominee name, (iv) direct access by auditors of the Sub-custodian or its clients to share registers, and (v) specification of the Registrar's responsibilities and liabilities. It is hereby acknowledged and agreed that the Custodian does not represent or warrant that such Registrar Contracts are enforceable.

                If a Fund instructs the Custodian to settle a purchase of a Russian Equity, the Custodian will instruct a Sub-custodian to endeavor on a best efforts basis to reregister the Russian Equity and obtain a Share Extract in a timely manner.

                After completion of reregistration of a Russian Equity in respect of which a Sub-custodian has entered into a Registrar Contract, the Custodian shall instruct the Sub-custodian to monitor such registrar on a best efforts basis and to notify the Custodian upon the Sub-custodian's obtaining knowledge of the occurrence of any of the following events ("Registrar Events"): (i) a Registrar has eliminated a shareholder from the register or has altered registration records; (ii) a Registrar has refused to register securities in the name of a particular purchaser and the purchaser or seller has alleged that the registrar's refusal to so register was unlawful; (iii) a Registrar holds for its own account shares of an issuer for which it serves as registrar; (iv) if a Registrar Contract is in effect with a Registrar, the Registrar notifies the Sub-custodian that it will no longer be able materially to comply with the terms of the Registrar Contract; or (v) if a Registrar Contract is in effect with a Registrar, the Registrar has materially breached such Contract. The Custodian shall inform the Funds of the occurrence of a Registrar Event provided the Custodian has in fact received actual notice thereof from the Sub-custodian.

                It shall be the sole responsibility of each Fund to contact the Custodian prior to executing any transaction in a Russian Equity to determine whether a Registrar Contract exists in respect of such issuer.

                If a Fund instructs the Custodian by Proper Instruction to settle a purchase of a Russian Equity in respect of which the Sub-custodian has not entered into a Registrar Contract, then the Custodian shall instruct the Sub-custodian to endeavor to settle such transaction in accordance with the Proper Instruction and with the provisions of Section 2.4 of this Agreement, notwithstanding the absence of any such Registrar Contract and without the Custodian being required to notify the Fund that no such Registrar Contract is then in effect, and it being understood that neither the Custodian nor the Sub-custodian shall be required to follow the procedure set forth in the second preceding paragraph."

     3. Section 2.4, Purchases, is amended by the addition of the following at the end of said Section:

                  "Without  limiting  the  generality  of  the  foregoing,   the
         following   provisions  shall  apply  with  respect  to  settlement  of purchases of securities in Russia. Unless otherwise instructed by Proper Instructions acceptable to the Custodian the Custodian shall only authorize a Sub-custodian to make payment for purchases of Russian Equities upon receipt of the relevant Share Extract in respect of the Fund's purchases. With respect to securities other than Russian Equities, settlement of purchases shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be a market practice The Custodian shall only be responsible for securities purchased upon actual receipt of such securities at the premises of its Sub-custodian, provided that the Custodian's responsibility for securities represented by Share Extracts shall be limited to the safekeeping of the relevant Share Extract upon actual receipt of such Share Extract at the premises of the Sub-custodian."

         4. Section 2.5, Exchanges, is amended by inserting after the word "exchange" in the first line thereof, the following phrase:

     ", in accordance with the registration procedures described in Section 2.3 of this Agreement,

     5. Section 2.6, Sales of Securities, is amended by the addition of the following at the end of said Section:

           "Without limiting the generality of the foregoing, the following provisions shall apply with respect to settlement of sales of securities in Russia. Unless otherwise expressly instructed by Proper Instructions acceptable to the Custodian, settlement of sales of securities shall be made in accordance with securities processing or settlement practices which the Custodian in its discretion determines to be a market practice. Each Fund hereby expressly acknowledges that such market practice might require delivery of securities prior to receipt of payment and that the Fund bears the risk of payment in instances where delivery of securities is made prior to receipt of payment therefor in accordance with Proper Instructions received by the Custodian or pursuant to the Custodian's determination in its discretion that such delivery is in accordance with market practice. The Custodian shall not be responsible for any securities delivered from the premises of the Sub-custodian from the time they leave such premises."

     6. Section 2.8. Exercise of rights; Tender Offers, is replaced in its entirety with the following:

           "Section 2.8. Rights. Tender Offers and any other Corporate Actions -- Upon timely receipt of Proper Instructions, to endeavor to take any action required by the terms of a rights offer, tender offer, put call, merger, consolidation, reorganization or other corporate. action affecting securities held on behalf of a Fund. The Custodian shall use reasonable efforts to act on such Propel Instructions but will not be held liable for any losses or costs incurred as a result of such actions or as a result of the Custodian's inability for reasons beyond its control to take the actions requested by such Proper Instructions."

     7. Section 2.9, Stock Dividends. Rights, Etc., is modified by the addition of the following paragraph at the end of said Section:

           "With respect to Russian Equities, to request a Sub-custodian to endeavor to obtain a Share Extract with respect to all Russian Equities issued by reason of a stock dividend, bonus issue or other distribution resulting from a corporate action not requiring instructions from the shareholder of the security, provided that the Custodian shall not be responsible for its inability to obtain any such Share Extract or for the failure of a Registrar or any agent thereof to record the Fund's ownership on the issuer's records."

         8. Section 3, Powers and Duties of the Custodian with Respect to the Appointment of Sub-custodians, is modified by the insertion of the following at the end of the first paragraph of Section 3:

        "With respect to Russia, each Fund hereby expressly acknowledges that a Sub-custodian for Russian securities may from time to time delegate any of its duties and responsibilities to any securities depository, clearing agency, share registration agent or sub-sub-custodian (collectively, "Russian Agent") in Russia, including without limitation Rosvneshtorgbank (also called Vneshtorgbank RF) ("VTB"). Each Fund acknowledges that the rights of the Sub-custodian against any such Russian Agent may consist only of a contractual claim against the Russian Agent. Notwithstanding any provision of this Agreement to the contrary, neither the Custodian nor the Sub-custodian shall be responsible or liable to a Fund or its shareholders for the acts or omissions of any such Russian Agent. In the event of a loss of securities or cash held on behalf of a Fund through any Russian Agent, the Custodian -- shall not be responsible to a Fund or its shareholders unless and to the extent it in fact recovers from the Sub-custodian."

         9. The sixth paragraph of Section 3, Powers and Duties of the Custodian with Respect to the Appointment of Sub-custodians, is replaced in its entirety with the following:

         "The Custodian shall be liable to a Fund for any loss or damage to the Fund caused by or resulting from the acts or omissions of any Sub-custodian to the extent that, under the terms set forth in the sub-custodian agreement between the Custodian and the Sub-custodian, the Sub-custodian has failed to perform in accordance with the standard of conduct imposed under such sub-custodian agreement as determined in accordance with the law which is adjudicated to govern such agreement and in accordance with any determination to any court as to the duties of said Sub-custodian pursuant to said agreement The Custodian shall also be liable to a Fund for its own negligence in transmitting any instructions received by it from the Fund and for its own negligence in connection with the delivery of any securities or funds held by it to any Sub-custodian. However, notwithstanding the foregoing, in the event of any loss incurred by a Fund with respect to Russia, securities issued by Russian issuers or settlement in Russia of securities transactions by reason of the failure of a Sub-custodian to exercise reasonable care as set forth in the second sentence of this paragraph as amended, the Custodian shall only be liable to a Fund to the extent the Sub-custodian is liable to the Custodian under the relevant Sub-custodian Agreement and the Custodian actually recovers."

     10.  Section  6.1,  Liability  of the  Custodian  with  Respect  to  Proper
Instructions:

Evidence of Authority, Etc., is amended by adding to the end of the third paragraph the following:

         "In addition, notwithstanding any other provision of this Agreement to the contrary, with respect to Russian securities the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered to it pursuant to this Agreement, whether or not it is asserted that the Custodian or a Sub-custodian did not exercise reasonable care in accepting any such property or evidence of title, and accordingly the Custodian shall in no event be liable to the Funds for any loss, expense or damage suffered by a Fund as a result of the deposit to such Fund's account of any invalid, fraudulent or forged securities, Share Extracts or cash in Russia."

         11. Section 6.2, Liability of the Custodian with Respect to Use of Securities Systems and Foreign Depositories, is amended by the insertion of the following at the end of said Section:

           "Notwithstanding anything in this Agreement to the contrary, neither the Custodian nor the Sub-custodian shall be responsible or liable to a Fund or its shareholders for the acts or omissions of a Foreign Depository in Russia, and in addition, neither the Custodian nor a Sub-custodian shall be responsible or liable to a Fund or its shareholders for the failure of the Custodian or Sub-custodian to assert rights effectively against any such Foreign Depository. "


           12. The first paragraph of Section 6.3, Standard of Care; Liability; Indemnification, is replaced in its entirety with the following:

           "The Custodian shall be held only to the exercise of reasonable care in carrying out the provisions of this Agreement, provided that. the Custodian shall not thereby be required to take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction. With respect to securities issued by Russian issuers or settlement in
           Russia of securities transactions, reasonable care shall mean reasonable practices under the circumstances as measured by prevailing custodial practices among international financial institutions in Russia, and negligence as used herein shall mean the failure to exercise reasonable care as defined in this sentence. The Custodian shall in no event be liable for consequential or indirect losses or from loss of goodwill.

           "Notwithstanding the foregoing, the Custodian shall have no liability in respect of any loss, damage or expense suffered by a Fund or any shareholder of a Fund insofar as such loss, damage or expense arises from investment risk inherent in investing in capital markets or in holding assets in a particular country or jurisdiction, including without limitation, (i) political, legal, economic, settlement and custody infrastructure, and currency and exchange rate risks; (ii) investment and repatriation restrictions; (iii)) a Fund's inability to protect and enforce any local legal rights including rights of title and beneficial ownership; (iv) corruption and crime in the local market; (v) unreliable information which emanates from the local market; (vi) volatility of banking and financial systems and infrastructure; (vii) bankruptcy and insolvency risks of any and all local banking agents, counterparties to cash and securities transactions or registrars or transfer agents; and (vii) risk of issuer insolvency or default.

           "It is understood that no Registrar, whether or not any such Registrar has entered into a contract or other arrangement with a Sub-custodian or Foreign Depository, is or shall be considered or deemed to be a Foreign Depository or an agent of the Custodian or any Sub-custodian, and accordingly neither the Custodian nor the Sub-custodian shall be responsible for or liable ~o a Fund or to the shareholders of a Fund for the acts or omissions of any such Registrar."


         13. Section 6.3, Standard of Care; Liability Indemnification is amended by the insertion of the following at the end of the last paragraph of said
Section:

             "It is also agreed that each Fund shall be responsible for preparation and filing of tax returns, reports and other documents on any activities it undertakes in Russia which are to be filed with any relevant governmental or other authority and for the payment of any taxes, levies, duties or similar liability the Fund incurs in respect of property held or sold in Russia or of payments or distributions received in respect thereof in Russia. Accordingly, each Fund hereby agrees to indemnify and hold harmless the Custodian from any loss, cost or expense resulting from the imposition or assessment of any such tax, duty, levy or liability or any expenses related thereto."

     14. A new Section 14, Risk Disclosure Acknowledgment. is added at the end of the present Section 13.

             "Each Fund hereby acknowledges that it has received, has read and has understood the Custodian's Risk Disclosure Statement, a copy of which is attached hereto and is incorporated herein by reference. Each Fund further acknowledges that the Risk Disclosure statement is not comprehensive, and warrants and represents to the custodian that it has undertaken its own review of the risks associated with investment in Russia and has concluded that such investment is appropriate for the Fund and in no way conflicts with the Fund's constitutive documents, investment objective, duties to its shareholders or with any regulatory requirements applicable to the Fund."

Except as amended above, all the provisions of the Agreement as heretofore in effect shall remain in full force and effect.


                         BROWN BROTHERS HARRIMAN & CO.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


PANORAMA TRUST                                    BROWN BROTHERS HARRIMAN & CO.




     /s/ Jean G. Pilloud   /s/ Kristen Fitzwilliam Giarrusso
 Name: Jean G. Pilloud     Name:Kristen Fitzwilliam Giarrusso
Title: Chairman             Title:




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